Exhibit 23.01
Consent of Independent Registered Public Accounting Firm

The Board of Directors
VeriSign, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-39212, 333-45237, 333-46803, 333-50072, 333-53230, 333-58583, 333-59458, 333-69818, 333-75236, 333-82941, 333-86178, 333-86188, 333-106395, 333-113431, 333-117908, 333-123937, 333-125052, 333-126352, 333-127249, 333-132988, 333-134026, 333-144590, 333-147136, and 333-223107) on Form S-8, the registration statement (No. 333-147135) on Form S-1, the registration statements (Nos. 333-74393, 333-77433, 333-89991, 333-94445, 333-72222, and 333-76386) on Form S-3, and registration statements (Nos. 333-190732, 333-204485, and 333-219525) on Form S-4 of VeriSign, Inc. (the Company) of our reports dated February 19, 2021, with respect to the consolidated balance sheets of VeriSign, Inc. as of December 31, 2020 and 2019, the related consolidated statements of comprehensive income, stockholders’ deficit, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which reports appear in the December 31, 2020 annual report on Form 10‑K of the Company.

/s/ KPMG LLP

McLean, Virginia
February 19, 2021